                      NUVEEN FLAGSHIP MULTISTATE TRUST I
                      ----------------------------------

           AMENDMENT AND RENEWAL OF INVESTMENT MANAGEMENT AGREEMENT
           --------------------------------------------------------

This Agreement made this 1st day of June, 2000 by and between Nuveen Flagship Multistate Trust I, a Massachusetts business trust (the "Fund"), and Nuveen Advisory Corp., a Delaware corporation (the "Adviser");

WHEREAS, the parties hereto are the contracting parties under that certain Investment Management Agreement (the "Agreement") pursuant to which the Adviser furnishes investment management and other services to the Trust; and

WHEREAS, the Agreement terminates August 1, 2000 unless continued in the manner required by the Investment Company Act of 1940; and

WHEREAS, the Board of Trustees of the Trust, at a meeting called for the purpose, have approved the amendment to the Agreement and the continuation of the Agreement as amended until August 1, 2001 in the manner required by the Investment Company Act of 1940.

NOW THEREFORE, the Trust and the Adviser hereby agree to amend the Agreement as follows:

     For the services and facilities described in Section 1, an additional breakpoint is added to the existing management fee schedule. The last breakpoint in the existing Agreement of

                    Rate                  Net Assets
                    ----                  ----------
                   .4750%      On assets of $2 billion and over

   shall be changed to:

                    Rate                  Net Assets
                    ----                  ----------
                   .4750%      For the next $3 billion
                   .4500%      On assets of $5 billion and over


NOW THEREFORE, in consideration of the mutual covenants contained herein and in the Agreement as hereby amended, the Trust and the Adviser hereby agree to continue the amended Agreement in effect until August 1, 2001 and ratify and confirm the Agreement in all respects.

                                      NUVEEN FLAGSHIP MULTISTATE TRUST I


                                      By:     /s/ Gifford R. Zimmerman
                                         -----------------------------
                                              Vice President

ATTEST:


    /s/ Virginia L. O'Neal
-------------------------------
    Assistant Secretary
                                      NUVEEN ADVISORY CORP.


                                      By:     /s/ Thomas C. Spalding
                                         --------------------------------
                                              Vice President
ATTEST:


    /s/ Larry W. Martin
-------------------------------
    Assistant Secretary